SVB FINANCIAL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 29, 2004

                                    5:30 P.M.

      Notice is hereby given that the Annual Meeting of Shareholders of SVB Financial Services, Inc. will be held at the Raritan Valley Country Club, Route 28, Somerville, New Jersey 08876, on Thursday, April 29, 2004 at 5:30 P.M., for the following purposes:

      1. Election of 2 directors for the terms as set forth in the accompanying Proxy Statement.

      2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

      Only those shareholders of record of SVB Financial Services, Inc. at the close of business on March 17, 2004, shall be entitled to notice of, and to vote at, the meeting. Each share of stock is entitled to one vote.

                                      By order of the Board of Directors


                                              Elizabeth J. Balunis
                                             Secretary to the Board

Somerville, New Jersey
March 30, 2004

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ASK THAT YOU RETURN YOUR COMPLETED PROXY AS SOON AS POSSIBLE USING THE ENVELOPE PROVIDED AND IN ANY CASE NO LATER THAN 3:00 P.M. ON APRIL 28, 2004.

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                          SVB FINANCIAL SERVICES, INC.
                               70 East Main Street
                                  P.O. Box 931
                          Somerville, New Jersey 08876

                                 PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 29, 2004

      This Proxy Statement is furnished to shareholders of SVB Financial Services, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held at 5:30 P.M. on Thursday, April 29, 2004 and all adjournments thereof. This Proxy Statement and accompanying materials are being mailed to shareholders on or about March 30, 2004.

      The close of business March 17, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. As of the record date there were issued and outstanding 3,860,903 shares of Common Stock, with a par value of $2.09 per share (the "Common Stock").

      The Company owns 100% of Somerset Valley Bank (the "Bank"). At this time, the Company's investment in the Bank accounts for virtually all of its assets and sources of income. Accordingly, to avoid misleading or incomplete information, portions of the following material discuss the Bank.

      Holders of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the purpose of transacting business at the annual meeting. ALL SHAREHOLDERS ARE URGED TO VOTE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE TRANSFER AGENT IN THE ENCLOSED RETURN ENVELOPE.

      When properly executed, a proxy will be voted in the manner directed by the shareholder. However, if no contrary specification is made, it will be voted FOR all of the directors listed in this Proxy Statement.

      A proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company, 70 East Main Street, Somerville, New Jersey 08876, bearing a date later than the proxy. The presence at the meeting of any shareholder who submitted a proxy shall not revoke such proxy unless such shareholder shall file written notice of revocation with the Secretary of the Company prior to the voting of the proxy. All properly executed proxies which are received by the Secretary and are not revoked will be voted. Where no instructions are indicated, properly executed proxies will be voted "FOR" all of the directors.

      THIS SOLICITATION IS MADE BY THE MANAGEMENT OF THE COMPANY and the cost thereof shall be borne by the Company. Proxies may be solicited by mail, in person or by telephone or facsimile by directors, officers or employees of the Company and the Bank. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will, upon request, reimburse custodians, nominees, and fiduciaries for reasonable expenses in forwarding materials to the proper shareholders.

Voting Rights

      Each share of Common Stock is entitled to one vote (non-cumulative) on all matters presented for shareholder vote. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted separately and are not considered as either a vote "FOR" or "AGAINST" in tabulations of votes cast on proposals by the shareholders. Broker non-votes are not counted at all for purposes of determining whether a proposal has been approved.

      Under New Jersey law and the Company's By-Laws, a majority of the votes cast at a meeting at which a quorum to transact business is present shall decide the election of directors.

Directors/Principal Shareholders/Executive Officers

      In accordance with the By-Laws of the Company, its Board of Directors shall, from time to time, fix the exact number of directors, up to 25. The number is presently fixed at 11. All named below as directors are presently members of the Board and have served since the Company's inception in 1996. They have also been members of the Board of the Bank since 1990 with the exception of Mr. Bernstein, who has been a member since 1991. The terms of each of the executive officers runs until the next Annual Meeting. Mr. McCarthy has been employed by the Bank since 1990 and the Company since 1996. Mr. Brattlof has been employed by the Bank since 1992 and the Company since 1996.

      The Company's Certificate of Incorporation provides that the Board of Directors be classified and divided into three classes, as nearly equal in number as possible. The two (2) directors listed below have been nominated to serve until the 2007 Annual Meeting or until their successor is elected and qualified, or until their earlier resignation or removal.

      The following table presents the name, title, address, age and principal occupation of each nominee for director followed by the remaining directors and the executive officers, the number of shares and the percentage of the outstanding shares of Common Stock of the Company beneficially owned, directly or indirectly, by each of them as of March 18, 2004. This information was obtained under the signature of each individual director.

                                                                                    Shares
DIRECTORS                                                                         Beneficially                 % of Total
Name, Title, and Address            Age       Principal Occupation                   Owned                    Outstanding
------------------------            ---       --------------------                ------------                -----------
Directors Nominated to Serve Until the 2007 Annual Meeting.

Bernard Bernstein                   67      President & CEO,                         197,310(1)(2)(3)(11)         4.61
  Director                                  Mid-State Lumber Corp.,
200 Industrial Parkway                      a wholesale lumber
Branchburg, NJ 08876                        distributor

Robert P. Corcoran                  63      President, CEO &                          76,872(4)(12)               1.80
  President, CEO, Vice Chairman             Vice Chairman of the Board of
  of the Board & Director                   Somerset Valley Bank
12 Harvest Court                            and SVB Financial Services, Inc.
Flemington, NJ 08822

                                                                                                Shares
DIRECTORS                                                                                     Beneficially            % of Total
Name, Title, and Address                   Age          Principal Occupation                     Owned                Outstanding
------------------------                   ---          --------------------                     -----                -----------
Directors Whose Terms Expire in 2005.

Willem Kooyker                              61      Chairman & CEO of Blenheim              357,514(2)(5)(11)             8.35
  Director                                          Capital Management, LLC, an
2 Worlds Fair Drive                                 international fund management firm
Somerset, NJ 08875

Frank Orlando                               70      Retired                                 181,306(1)(2)(9)(11)          4.24
  Director
786 Princeton Avenue
Brick, NJ 08724

Gilbert E. Pittenger                        79      Retired                                  44,400(2)(11)                1.04
  Director
27 Owl Lane
New Ringgold, PA 17960

Frederick D. Quick                          72      President of Hesco                      257,907(1)(2)(6)(11)          6.03
  Director                                          Electric Supply Co., Inc.,
924 River Road                                      a lighting and electrical
Hillsborough, NJ 08844                              supply firm

Donald Sciaretta                            48      President of Claremont                  122,398(1)(2)(7)(11)          2.86
  Director                                          Construction Group, Inc.
P.O. Box 808 Far Hills, NJ 07931

Directors Whose Terms Expire in 2006.

John K. Kitchen                             60      President of Title Central               86,360(1)(2)(11)             2.02
  Chairman of the Board & Director                  Agency, a title insurance
P.O. Box 421                                        firm
Somerville, NJ 08876

Anthony J. Santye, Jr.                      53      Managing Partner of                      86,287(1)(2)(10)(11)         2.02
   Director                                         A. J. Santye and Co., an
36 East Main Street                                 accounting and consulting
Somerville, NJ 08876                                firm

Herman C. Simonse                           72      President of HCS Consultants,            69,995(2)(11)                1.64
  Director                                          Inc. and President of West End
93 Douglass Avenue                                  One Corp.
Bernardsville, NJ 07924

Donald R. Tourville                         67      Chairman and CEO of Zeus                214,050(1)(2)(11)             5.00
  Director                                          Scientific, Inc., a manufacturer
P.O. Box 38                                         of diagnostic test kits
Raritan, NJ 08869

Executive Officers

Keith B. McCarthy                           46      Chief Operating Officer &                74,358(8)(12)                1.74
501 Red School Lane                                 Treasurer of the Company
Phillipsburg, NJ 08865                              and the Bank

Arthur E. Brattlof                          60      Executive Vice President &               76,717(8)(12)                1.79
9 Steeple Chase Court                               Senior Lending Officer
Bedminster, NJ 07921                                of the Bank
                                                                                          ---------                      -----

Total Directors and Executive Officers as a Group                                         1,845,474                      43.14%

The denominator in determining the percentage of Total Outstanding Shares was 4,279,779, which includes outstanding stock options for 418,876 shares and 3,860,903 shares issued and outstanding.

1) Includes options to purchase 5,609 shares at $7.40 per share which expire April 27, 2005.

2) Includes options to purchase 7,875 shares at $16.19 per share which expire April 24, 2008.

3) Includes 1,102 shares registered in the name of his wife over which he has no voting authority.

4) Includes options to purchase 11,576 shares at $7.67 which expire December 13, 2005, 11,025 shares at $9.07 which expire November 29, 2006 and 15,750 shares at $15.25 which expire May 29, 2008.

5) Includes options to purchase 5,609 shares at $15.52, which expire January 27, 2008, 207,310 shares held in annuity trusts for the benefit of Mr. Kooyker in which his wife is one of the trustees and 122,520 shares in trusts for the benefit of his children in which his wife is one of the trustees.

6) Includes 38,287 shares in the name of Quick Family Investments LLP and 210 shares in the name of his wife.

7) Includes 5,407 shares in the name of Far Hills Capital, LLC in which he is an owner.

8) Includes options to purchase 11,576 shares at $7.67 which expire December 13, 2005, 11,025 shares at $9.07 which expire November 29, 2006 and 12,600 shares at $15.25 which expire May 29, 2008.

9) Includes 82,702 shares registered in the name of Eight Mountain Trail, Inc. Profit Sharing Plan and 15,132 registered in the name of his wife.

10) Includes 24,379 shares held by A. J. Santye and Company Profit Sharing Plan in which he is trustee, 6,123 shares registered in the name of his wife and 12,123 shares held for the custody of his children.

11) Includes options to purchase 4,245 shares at $17.49 per share which expire March 18, 2009.

12) Includes options to purchase 10,000 shares at $17.49 per share which expire March 18, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

      The following directors failed to file a report of transaction on Form 4 on a timely basis.

                                             Number of
               Name                          Times Late
      ----------------------                 ----------
      Robert P. Corcoran (1)                      1
      Anthony J. Santye, Jr.                      1
      Donald R. Sciaretta                         1

      (1) In the case of Mr. Corcoran, he was notified of the sale of his shares five days after the sale took place and filed immediately upon this notification.

Director Committees

      All members of the Board of Directors of the Company also serve on the Board of Directors of the Bank. There are eight committees of the Board of Directors of the Company and the Bank.

      The Nominating Committee, which consists of Messrs. Bernstein, Kooyker, Quick and Tourville is responsible for identifying qualified candidates to be presented to the Board for nomination as directors. The Nominating Committee Charter requires that this Committee consist of no fewer than three board members each of whom satisfy the "independence" requirements of NASDAQ. Each member of our Nominating Committee meets these requirements. A copy of the current charter of the Nominating and Corporate Governance Committee is available on our website at www.somersetvalleybank.com

      The Nominating Committee will consider nominees for our Board of Directors recommended by shareholders. Notice of proposed shareholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee's business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of the Company's common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to the Nominating Committee at the following address:

                           SVB Financial Services, Inc.
                           70 East Main Street
                           2nd Floor
                           Somerville, NJ 08876

      In considering possible candidates for election as a director, the Nominating Committee is guided by the principle that each director should:

      o     be an individual of high character and integrity;

      o be accomplished in his or her respective field, with superior credentials and recognition;

      o have relevant expertise and experience upon which to be able to offer advise and guidance to management;

      o have sufficient time available to devote to the affairs of the Company

      o     represent the long-term interest of our shareholders as a whole; and

      o be selected such that the Board of Directors represents a diversity of background and experience.

      o     Have a broad understanding of financial matters.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the annual meeting of shareholders. The Company does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

      The Compensation Committee is a committee of the Bank and composed of Messrs. Bernstein, Kooyker, Orlando, Quick and Tourville. The Committee approves compensation and bonuses for the Bank's officers and in addition awards stock options to both directors and officers.

      The Audit Committee is a committee of the Company. The Committee formulates the Bank's audit policy, chooses the Company's accounting firm and reviews audits conducted by the Company's internal and external auditors.

      The Audit Committee has reviewed and discussed the financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61.

      The Audit Committee has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the reviews and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2003 for filing with the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website at www.somersetvalleybank.com. The members of the Audit Committee are considered "Independent" as defined by the National Association of Securities Dealers Listing Standards. The Audit Committee is composed of Messrs. Bernstein, Orlando, Quick and Santye.

      The Executive Committee is a committee of the Company and composed of Messrs. Bernstein, Corcoran, Kitchen, Kooyker, Quick, Sciaretta and Tourville. The Committee reviews and approves the Bank's budget and establishes the Bank's long range and strategic plans.

      The Loan Committee is a committee of the Bank and composed of Messrs. Bernstein, Corcoran, Kitchen, Santye, Sciaretta, Simonse and Tourville. The Committee reviews and approves loans within certain predetermined parameters, monitors the quality of the portfolio and insures that credit/rate risks and the mix of loans are consistent with the Bank's loan and asset/liability management policies.

      The Real Estate Committee is a committee of the Bank and composed of Messrs. Santye, Sciaretta and Simonse. The Committee reviews appraisals for real estate mortgages and construction loans and advises the Loan Committee and the Board with respect to real estate lending.

      The Investment Committee is a committee of the Bank and composed of Messrs. Bernstein, Kooyker, Orlando, Pittenger and Simonse and reviews the Bank's investment portfolio for adherence to policy and approves its investment strategy.

      The Company also has a Committee of Independent Directors made up of Messrs. Bernstein, Kooyker, Orlando, Pittenger, Quick, Sciaretta and Tourville. They meet independently of the executive officers and non-independent directors on a quarterly basis to discuss issues of interest.

      Messrs. Corcoran and Kitchen are ex-officio members of all the committees, except the Audit, Nominating, Compensation and Independent Directors Committees. Mr. McCarthy, is a non- director, non-voting member of the Executive and Investment Committees. Mr. Brattlof is a non- director voting member of the Loan Committee and a non-voting member of the Executive Committee.

      During 2003, the Board of Directors held 12 meetings, the Executive Committee 3 meetings, the Loan Committee 19 meetings, the Audit Committee 7 meetings, the Investment Committee 4 meetings, the Compensation Committee 2 meetings, and the Independent Directors Committee 3 meetings. In addition, there is significant communication between the Board of Directors and the Company which occurs apart from the regularly scheduled Board and Committee meetings and as a result, the Company does not regard attendance at meetings to be the primary criterion to evaluate the contribution made by a director. During 2003, all directors attended at least 75% of the total Board and Committee meetings. Attendance percentages for the Loan Committee and the Real Estate Committee are not included in these percentages. Because of the frequency of the Loan Committee and the Real Estate Committee meetings, only attendance of three director Loan Committee members are required to conduct committee meetings as set forth in the Bank's policy.

Shareholder Communications

      Any shareholder who desires to contact any member of the Company's Board of Directors may do so electronically by sending an e-mail to the following address: bdofdirectors@somersetvalleybank.com. Alternatively, a shareholder can contact a member of the Board by writing to the Board of Directors, SVB Financial Services, Inc., 70 East Main Street, Second Floor, Somerville, NJ 08876.

      These communications will be distributed to members of the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communication received. If any complaints regarding accounting, internal accounting controls and auditing matters are received, they will then be forwarded by the Corporate Secretary to the Chairman of the Audit Committee for review.

Executive Compensation

      The following table summarizes all compensation earned in the past three complete fiscal years for services performed in all capacities for the Company and the Bank with respect to the executive officers. The compensation noted in the following table has been paid by the Bank. No compensation has been paid by the Company.

                                                           Annual
                                                        Compensation                        All Other
Name and Position                           Year           Salary            Bonus        Compensation
-----------------                           ----        ------------         -----        ------------
Robert P. Corcoran                          2003          $210,000          $35,637        $21,670(1)
President, CEO and Vice Chairman            2002           185,640           41,566         21,923(1)
of the Company and the Bank                 2001           176,800           42,785         18,889(1)

Keith B. McCarthy                           2003           143,500           24,352         16,062(2)
Chief Operating Officer and                 2002           131,040           29,341         15,297(2)
Treasurer of the Company                    2001           124,800           22,651         12,365(2)
 and the Bank

Arthur E. Brattlof                          2003           138,100           23,435         13,102(3)
Executive Vice President and Senior         2002           125,685           28,142         13,310(3)
Lending Officer of the Bank                 2001           119,700           21,725          5,267(3)

      1) Includes matching contributions to the 401(k) Plan of $7,156 in 2003, $6,592 in 2002 and $7,000 in 2001. Director fees of $6,500 in
            2003, $7,800 in 2002 and $5,400 in 2001. Term life insurance premiums paid by the Company of $6,714 in 2003, $7,531 in 2002 and $6,489 in 2001.

      2) Includes matching contributions to the 401(k) Plan of $6,913 in 2003, $6,148 in 2002 and $5,616 in 2001. Life insurance premiums paid by the Company of $1,349 in 2003, 2002 and 2001. Director fees of $7,800 in 2003and 2002 and $5,400 in 2001.

      3) Represents matching amounts contributed by the Bank to the 401(k) Plan and Director fees of $7,150 in 2003 and $7,800 in 2002.

      The Bank also maintains various medical, life and disability benefit plans covering all its full time employees. The Bank also provides automobiles to the three executive officers mentioned in the previous table and one other officer of the Bank. Such officers have some personal use of those vehicles such as commuting to and from the Bank.

Bonus Plan

      During 2003, the Compensation Committee of the Board of Directors approved a bonus plan for the three executive officers listed in the previous table. Under the terms of the plan, cash bonuses were paid to the executive officers based upon a formula that includes the Company achieving certain predetermined financial goals.

      Bonuses were paid to other employees of the Company, who were employed by the Company for the entire year based on the achievement of certain predetermined financial goals.

1997 Restated Incentive Stock Option Plan

      On April 24, 1997, the shareholders approved the 1997 Restated Incentive Stock Option Plan, which provides for officers and employees of the Company to purchase up to 200,324 shares of Common Stock, as adjusted for splits and stock dividends. The purpose of the Plan is to replace and expand certain existing stock options of the Bank, assist the Company and the Bank in attracting and retaining qualified persons as their employees and to help ensure that employees of the Company and the Bank have shared economic interests with the shareholders of the Company.

      As of December 31, 2000, all options available were granted under this Plan, 4,861 remain unexercised at December 31, 2003.

2000 Incentive Stock Option Plan

      On April 27, 2000, the shareholders approved the 2000 Incentive Stock Option Plan. An amendment to the Plan was approved on April 24, 2003, which provides for officers and employees to purchase up to 375,945 shares of common stock as adjusted for the stock dividends. The purpose of the Plan is to retain the services of new and existing employees of the Company and its affiliates and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

      There were 81,897 shares issued under this Plan in 2003, of which 40,950 were issued to the three executive officers named in the following table:

      OPTIONS/STOCK APPRECIATION ON RIGHTS (SARs) GRANTS IN THE FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential Realizable
                                                                                                     Value at Assumed
                                                                                                      Annual Rates of
                               Number of         Percent of                                             Stock Price
                              Securities            Total           Exercise                         Appreciation for
                              Underlying        Options/SARs           or                               Options Term
                             Options/SARs       to Employees       Base Price      Expiration     ----------------------
Name                           Granted         in Fiscal Year      $ / Share          Date           5%            10%
------------------------------------------------------------------------------------------------------------------------
Robert Corcoran                 15,750               19%             $15.25         5/29/08       $66,307       $162,925
Keith B. McCarthy               12,600               15%              15.25         5/29/08        53,046        117,306
Arthur Brattlof                 12,600               15%              15.25         5/29/08        53,046        117,306
------------------------------------------------------------------------------------------------------------------------

      There were no options exercised under this plan by the three executive officers in 2003. The following table depicts information with respect to outstanding stock options for the three executive officers listed in the previous table:

             AGGREGATED OPTIONS/STOCK APPRECIATION ON RIGHTS (SARs)
                          EXERCISES IN LAST FISCAL YEAR
                    AND DECEMBER 31, 2003 OPTIONS/SARs VALUES

-----------------------------------------------------------------------------------------------------------------
                                                                        NUMBER OF
                                 NUMBER                                UNEXERCISED
                                   OF                                   SECURITIES                   VALUE OF
                                 SHARES                                 UNDERLYING                  UNEXERCISED
                                ACQUIRED                             OPTIONS/SARs AT              IN-THE-MONEY
                                   ON                                  DECEMBER 31,               OPTIONS/SARs AT
                                EXERCISE              VALUE               2003                  DECEMBER 31, 2003
NAME                            IN 2003             REALIZED           EXERCISABLE                 EXERCISABLE
-----------------------------------------------------------------------------------------------------------------
Robert P. Corcoran                 --                   --                 38,351                    $186,629
Keith B. McCarthy                  --                   --                 35,201                     184,102
Arthur E. Brattlof                 --                   --                 35,201                     184,102
-----------------------------------------------------------------------------------------------------------------

Certain Agreements

      The Company has entered into employment agreements with Messrs. Corcoran, McCarthy and Brattlof. The agreements provide for severance payments in the event the officers are terminated without cause or resign with good reason. Such benefits are equivalent to two times the base salary for Mr. Corcoran payable over 24 months and one times the base salary for Messrs. McCarthy and Brattlof payable over 12 months. In the event of a change of control, all three officers would receive a severance payment equal to two times base salary payable over 24 months plus an annual payment for two years equivalent to the average bonus paid during the last three years of employment.

401(k) Plan

      The Bank maintains a 401(k) Plan covering substantially all employees. Under the terms of the Plan, the Bank will match 67% of an employee's contribution, up to 6% of the employee's salary. Employees become fully vested in the Bank's contribution after five years of service. The Bank contributed $105,000 to the Plan in 2003.

Supplemental Executive Retirement Plan

      During 1999, the Company established a Supplemental Retirement Plan. The Plan covers the three officers listed in the preceding table. Mr. Corcoran is covered under a defined benefit plan which provides a benefit of $75,000 per year upon his retirement at age 65 for a period of ten years. Mr. Brattlof and Mr. McCarthy are covered under a defined contribution plan, the object of which is to provide for an income of $50,000 per year each upon their retirement at age 65 for a period of ten years. The Company expensed $138,000 for these plans in 2003.

Report on Executive Compensation

      The Compensation Committee of the Board of Directors is comprised of independent directors, as defined in the NASDAQ listing standards. The Committee is responsible for reviewing and evaluating the CEO's performance and setting the CEO's compensation. The Company maintains a five-year strategic plan containing quantitative as well as qualitative goals covering that time horizon. In addition, as part of the strategic planning process, an annual budget is established depicting management's goals for growth in deposits and loans as well as net income and other financial measurements. The Company's success or lack thereof in attaining both its long-term and annual budget objectives is considered by the Committee in setting the CEO's compensation.

      In addition, the Committee utilizes a publication entitled "SNL Executive Compensation Review for Banks and Thrifts" published by SNL Financial of Charlottesville, Virginia. SNL Financial is a research and publishing firm devoted to the financial services industry. This publication is used to determine industry standards for the compensation of the CEO in conjunction with the information mentioned above.

      The CEO is responsible for reviewing the performance of the other two named executive officers and along with industry standards can recommend or consult with the Compensation Committee regarding the compensation of the other two executive officers. The Committee makes the final determination of the compensation for these officers.

Bonus Program

      Cash bonuses are paid to the executive officers on a specific formula that is based on achieving goals in each of the four following areas:

            1.    Deposit growth

            2.    Loan growth

            3.    Net income

            4.    Loan quality as measured by net charge offs

      Each component is given a weight towards the total bonus. The weighting is determined by the Compensation Committee at the beginning of each fiscal year. At least 80% of the goal for a component must be achieved for the executive officers to receive any bonus for that component. The executive officers can receive between 80% to 130% of the base amount award for each component depending upon how actual results compare with the goals.

                              [LINE GRAPH OMITTED]

Director Compensation

      During 2003, directors of the Bank received compensation for service on the Board of Directors of $650 per Board of Directors meeting attended and $200 for each committee meeting. The Chairman of each committee receives $250 compensation for attendance of committee meetings. Mr. John K. Kitchen, as Chairman of the Board, received compensation of $40,000 in addition to his other per meeting fees. During 2004, Mr. Anthony Santye, Jr. will receive $1,300 per Board of Directors meeting attended as the Company and Bank's financial expert. In addition, directors will be paid a semi-annual fee of $2,500 if they attend at least 75% of the Board meetings.

      No compensation was paid for Board of Directors meetings of the Company. Directors are paid $200 for each committee meeting attended and the Chairman of each committee receives $250 compensation for attendance of committee meetings.

2000 Directors Stock Option Plan

      On April 27, 2000, the shareholders of the Company approved the 2000 Directors Stock Option Plan. The Plan is intended to promote the Company's interest by establishing a mechanism to reward directors based on future increases in the value of the Company's stock. This will help retain the services of persons who are now directors and provide incentives for them to exert maximum efforts for the success of the Company and its affiliates.

      Each non-employee member of the Company's Board of Directors, with the exception of Mr. Kooyker, was granted an option to purchase 5,609 shares, as adjusted for the stock dividend, of the Common Stock of the Company at $7.40 per share, which was the fair market value of the Common Stock as of that date. Mr. Kooyker was granted an option to purchase 5,609 shares at a price of $15.52 on January 27, 2003.

2003 Directors Stock Option Plan

      On April 24, 2003, the shareholders of the Company approved the 2003 Directors Stock Option Plan. The Plan is intended to promote the Company's interest by establishing a mechanism to reward directors based on future increases in the value of the Company's stock. This will help retain the services of persons who are now directors and provide incentives for them to exert maximum efforts for the success of the Company and its affiliates.

      Each non-employee member of the Company's Board of Directors was granted an option to purchase 7,875 shares, as adjusted for the stock dividend, of the Common Stock of the Company at $16.19 per share, which was the fair market value of the Common Stock as of that date.

Certain Relationships and Related Transactions

      It is currently the policy of the Company and Bank not to extend credit or make loans to any of its directors. A loan totaling $117,000 was outstanding at December 31, 2003 to one member of a director's immediate family. Such loan was made on substantially the same terms including interest and collateral, as those prevailing at the time for comparable transactions with other persons and does not involve more than the normal risk of collectibility or present other unfavorable features.

      On June 26, 2003, the Bank executed a contract for sale of real estate with 103 West End Associates, L.P., a New Jersey limited partnership, consisting of among others all but one of the Company's directors. The contract was for the purchase by the Bank of 103 West End Avenue and the adjacent 117 West End Avenue, Somerville, New Jersey, which are currently utilized by the Company as its Main Office banking facility. The contract was subject to the approval of the New Jersey Department of Banking and Insurance, which must approve all real estate transactions between a State non-member bank and affiliated persons. The approval dated August 14, 2003 was received by the Bank on August 21, 2003.

      Prior to the signing of the contract, independent real estate appraisals were contracted by both the Management of the Bank and 103 West End Associates, L.P. These were submitted to the Department of Banking and Insurance as part of the application for approval. The sale of the properties was concluded on December 10, 2003 at the agreed upon price of $1,328,000. During 2003, the Bank paid a total of $193,000 in rental payments to 103 West End Associates, L.P.

      The Bank leases its Warren Office from Claremont Mountain Boulevard LLC of which Director Donald Sciaretta is an owner. Payments under this lease totaled $101,000 in 2003.

Financial and Other Information Incorporated by Reference

      A copy of the Company's 2003 Annual Report is being sent to each shareholder along with this Proxy Statement and is incorporated herein by reference. This information should be read by shareholders in conjunction with this Proxy Statement.

Other Matters Which May Properly Come Before the Meeting

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than that stated in the Statement. Should any other matter properly come before the meeting and any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

Proposals by Security Holders

      Proposals by shareholders intended to be presented at the 2005 Annual Meeting of Shareholders (which the Company currently intends to hold in April of 2005) must be received by the Secretary of the Company by December 1, 2004 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Nominations for directors to be elected at the 2005 Annual Meeting may be submitted to the Chairman of the Nominating Committee by November 1, 2004 at the same mailing address. The name of the shareholder making the nomination along with a resume of the shareholder nominee should be included. If the date of the next annual meeting is changed by more than 30 calendar days from such anticipated time frame, the Company shall, in a timely manner, inform its shareholders of the change and the date by which proposals of shareholders must be received. All such proposals should be directed to the attention of the Secretary, SVB Financial Services, Inc., 70 East Main Street, Somerville, New Jersey 08876.

Independent Public Accountants

      The Board of Directors has selected Grant Thornton LLP to be the independent public accountants for the Company for the fiscal year ending December 31, 2004. A member of that firm will be present at the Annual Meeting and available to respond to appropriate questions from the shareholders and make a statement if desired to do so.

                                 REVOCABLE PROXY
                          SVB FINANCIAL SERVICES, INC.

|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 29, 2004

      The undersigned shareholder hereby constitutes and appoints each of ARTHUR
E. BRATTLOF and MICHAEL A. NOVAK, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 2004 at 5:30 P.M. prevailing local time at the Raritan Valley Country Club, Route 28, Somerville, New Jersey, or at any adjournment(s) thereof, on all matters coming before the meeting, including (but not limited to) the election of any person to the directorship for which a nominee named hereon is unable to serve.

      The undersigned instructs said proxies to vote:

                                                 -------------------------------
           Please be sure to sign and date       Date
            this Proxy in the box below.
--------------------------------------------------------------------------------


Shareholder sign above                            Co-holder (if any) sign above
--------------------------------------------------------------------------------

                                                        With-     For All
                                                For     Hold      Except

I.    Election of Directors:                    |_|      |_|       |_|

      For a term to continue to the 2007 Annual Meeting:
      Bernard Bernstein
      Robert P. Corcoran

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
      THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED FOR ANY OF THE ABOVE NOMINEES, THE PROXIES WILL VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES.